Brian Stoffers President, Capital Markets May 18, 2007 Business Review Day Capital Markets Exhibit 99.8

CB Richard Ellis | Page 2
Capital Markets Progress
Continued integration between Sales and Mortgage Brokerage
Business
Global connectivity/cross border business
Buyer Representation Business
Broker/Dealer
TCC connectivity
Perfecting/relying on the Matrix/Creating efficiencies

CB Richard Ellis | Page 3
Understanding the Capital
Huge flows of debt and equity capital still in market
Global capital flows moving rapidly in new markets
Activity levels up across all product lines
More capital than deals, new capital still entering
“Priced to Perfection” environment
Premium placed on creativity
Very aggressive debt underwriting and incredibly thin debt
spreads moderating

CB Richard Ellis | Page 4 2006 Loan Originations by Deal Size <$5M $5–$10M $10–$25M $25–$50M $50–$75M $75–$100M >$100M 37% 23% 25% 10% 3% 1% 1% $20.7 Billion 1,332 Loans 6% 11% 26 23% 11% 7% 16%

CB Richard Ellis | Page 5 2006 U.S. Property Sales by Deal Size <$5M $5–$10M $10–$25M $25–$50M $50–$100M >$100M 36% 16% 23% 15% 7% 3% $52.5 Billion 2,143 Transactions 3% 5% 16% 22% 21% 33%

10-Yr. Treasury vs. 30-day LIBOR
7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
May 11, 2007 close @ 5.32%
30-day LIBOR
May 11, 2007 close @ 4.67%
10-Year Treasury
10 Year Treasury
30-day LIBOR
Jan-00 Apr-00 Jul-00 Oct-00 Jan-01 Apr-01 Jul-01 Oct-01 Jan-02 Apr-02 Jul-02 Oct-02 Jan-03 Apr-03 Jul-03 Oct-03 Jan-04 Apr-04 Jul-04 Oct-04 Jan-05 Apr-05 Jul-05 Oct-05 Jan-06 Apr-06 Jul-06 Oct-06 Jan-07 Apr-07
Monthly Averages

CBRE
CB RICHARD ELLIS

CB Richard Ellis | Page 6 Interest Rate Environment Source: Wall Street

CB Richard Ellis | Page 7
CBRE’s Global Capital Markets Activity Levels
16.3% $17.8B $20.7B U.S. Loan Origination Volume
53.4% $43.5B $66.9B
International Investment Sales
Volume
27.1% $110.2B $140.1B Total Global Capital Activity
7.4% $48.9B $52.5B U.S. Investment Sales Volume
% Change 2005 2006
Capital Markets Activity

CB Richard Ellis | Page 8
1st Quarter 2007 Capital Markets Activity
73.2% $12.7B $22.0B Total U.S. Capital Activity
87.9% $3.3B $6.2B U.S. Loan Origination Volume
68.1% $9.4B $15.8B U.S. Investment Sales Volume
% Change Q1 2006 Q1 2007
U.S. Capital Markets Activity
*reflects loans serviced by GEMSA, a joint venture between CBRE Capital Markets and GE Capital Real Estate
Loan Servicing
50.9% $69.4B* $104.5B* Total Loan Servicing

CB Richard Ellis | Page 9 CBRE Referral Value 37% $3.1B $5.2B Referral Volume % Change 2005 2006 2006 vs. 2005 61% $501M $805M Referral Volume % Change 1Q06 1Q07 1Q 2007 vs. 1Q 2006

CB Richard Ellis | Page 10
Case Study: The Magazine Portfolio
Sawyer Realty Holdings, Onex Real Estate Partners and
Morgan Stanley Maryland
CBRE Capital Markets arranges
$749 million disposition and
$393 million acquisition financing
CBRE’s Institutional Group (IG)
had existing relationship with owner
CBRE | Melody secured the
high-leverage loan for the buyer
and enabled the sale to close

CB Richard Ellis | Page 11
Case Study: Franklin Avenue Plaza
Over 500,000 SF of Class A Office Space
CBRE Brokerage & CBRE | Melody
teamed  together to arrange $97.0
million acquisition financing
CBRE’s Tri-State Institutional Group
arranged the sale of Franklin Avenue
Plaza and referred them to
CBRE | Melody for the acquisition financing opportunity
The properties’ extraordinary central location within Nassau
County and the Village of Garden City, viewed as being among the premier suburban office markets in the country

CB Richard Ellis | Page 12 Opportunities for Growth Continued Capital Markets integration U.S. Buy Side initiative EMEA Debt and Equity Finance Broker/Dealer business Global connectivity